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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) OCTOBER 17, 1996
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                   WASHINGTON REAL ESTATE INVESTMENT TRUST
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            (Exact name of registrant as specified in its charter)

MARYLAND                       1-6622                   53-0261100
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(State or other                (Commission              (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


10400 CONNECTICUT AVENUE, KENSINGTON, MARYLAND        20895
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code       (301) 929-5900
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
(I)     Previous Independent Accountants

        (a) On October 21, 1996, the registrant dismissed Price Waterhouse LLP, of Washington, D.C. as its independent accountants.

        (b) In connection with its audits for the two most recent fiscal years ended December 31, 1995, and through September 30, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have cause them to make reference thereto in their report on the financial statements for such years.

        (c) The reports of Price Waterhouse LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        (d) During the two most recent fiscal years and through September 30, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        (d) The registrant has provided Price Waterhouse LLP with a copy of this disclosure and has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Price Waterhouse LLP's letter to the SEC, dated October 21, 1996, is filed as
            Exhibit 16 to this Form 8-K).

(II)    New Indepdendent Accountants

        (a) Upon the recommendation of the registrant's Audit Committee, the registrant's Board of Trustees approved the decision to change independent accountants. Effective October 17, 1996, Arthur Andersen LLP of Chicago, Illinois, was approved by the registrant's Board of Trustees as the new independent accountants. Management has not consulted with Arthur Andersen LLP on any accounting, auditing, or reporting matter.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   WASHINGTON REAL ESTATE INVESTMENT TRUST
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                                 (Registrant)

                            /s/ Laura M. Franklin
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                                 (Signature)

                              Laura M. Franklin
                              Vice President and
                              Chief Accounting Officer

October 24, 1996
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        (Date)